                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                                CELERITEK, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 CELERITEK, INC.
                              3236 SCOTT BOULEVARD
                          SANTA CLARA, CALIFORNIA 95054

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD AUGUST 1, 1996


         The Annual Meeting of Shareholders of Celeritek, Inc., a California corporation (the "Company"), will be held on Thursday, August 1, 1996 at 9:00 a.m. at the offices of the Company located at 3236 Scott Boulevard, Santa Clara, California 95054.

         At the meeting, shareholders will consider and vote upon the following proposals:

         1. To elect a Board of Directors of the Company;

         2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1997; and

         3. To transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

         The Board of Directors has fixed the close of business on June 14, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Accordingly, only shareholders of record at the close of business on that day will be entitled to vote at the meeting, notwithstanding any transfer of shares on the books of the Company after that date.

         A Proxy Statement which contains information with respect to the matters to be voted upon at the meeting and a Proxy card and return envelope are furnished herewith. Management urges each shareholder to carefully read the Proxy Statement. If you cannot be present personally at the meeting, you are requested to complete and sign the Proxy card and return it promptly in the envelope enclosed for that purpose.

                                  BY ORDER OF THE BOARD OF DIRECTORS



                                  Margaret E. Smith, Assistant Secretary


Santa Clara, California
Dated: July 1, 1996

         IT IS DESIRABLE THAT AS MANY OF THE SHAREHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. YOU ARE CORDIALLY INVITED TO ATTEND IN PERSON. IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, OR ARE NOT SURE WHETHER YOU WILL BE, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR SHARES WILL BE REPRESENTED. SIGNING A PROXY AT THIS TIME WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

                                 CELERITEK, INC.
                              3236 SCOTT BOULEVARD
                          SANTA CLARA, CALIFORNIA 95054


                                 PROXY STATEMENT


                                     GENERAL

DATE, TIME AND PLACE

         This Proxy Statement is furnished to the shareholders of Celeritek, Inc., a California corporation (the "Company"), in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at 9:00 a.m. on Thursday, August 1, 1996, and any and all postponements or adjournments thereof. It is anticipated that this Proxy Statement and the enclosed Proxy card will be sent to such shareholders on or about July 1, 1996.

PURPOSES OF THE ANNUAL MEETING

         The purposes of the Annual Meeting are to (1) elect a Board of Directors of the Company, (2) ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1997 and (3) transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

PROXY/VOTING INSTRUCTION CARDS AND REVOCABILITY OF PROXIES

         When the Proxy in the enclosed form is returned, properly executed, the shares represented thereby will be voted at the meeting in accordance with the instructions given by the shareholder. If no instructions are given, the returned Proxy will be voted in favor of the election of the nominees named herein as directors and in favor of each of the other proposals. Any shareholder, including a shareholder personally attending the meeting, may revoke his or her Proxy at any time prior to its use by filing with the Secretary of the Company, at the corporate offices at 3236 Scott Boulevard, Santa Clara, California 95054, a written notice of revocation or a duly executed Proxy bearing a later date or by voting in person at the Annual Meeting.

RECORD DATE AND SHARE OWNERSHIP

         Shareholders of record at the close of business on June 14, 1996 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 6,952,415 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by management and by 5% shareholders, see "Other Information--Share Ownership by Principal Shareholders and Management."

VOTING AND SOLICITATION; QUORUM

         Each share has one vote. Votes against any such proposal will be counted for determining the presence or absence of a quorum and will also be counted as having been voted with respect to the proposal for purposes of determining whether the requisite majority of voting shares has been obtained, but will be treated as votes against the proposal.

         An automated system administered by the Company's transfer agent tabulates the proxies received prior to the date of the Annual Meeting. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal.

         A majority of the outstanding shares constitutes the quorum required to transact business at the Annual Meeting.

         The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

         Any proposal to be presented at the Company's 1997 Annual Meeting of Shareholders must be received at the Company's principal office no later than March 3, 1997 in order to be considered for inclusion in the Company proxy materials for such meeting. Any such proposals must be submitted in writing and addressed to the attention of the Company's Corporate Secretary at 3236 Scott Boulevard, Santa Clara, California 95054.


                                PROPOSAL NO. ONE

                              ELECTION OF DIRECTORS

NOMINEES

         The Bylaws of the Company provide for a Board of five directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

         The names of the nominees, and certain information about them, are set forth below.

                                                Director
         Name                          Age(1)   Since               Principal Occupation or Employment
- -----------------------------          ------   --------    -------------------------------------------------

Tamer Husseini                          53       1984       Chairman of the Board, President and Chief Executive
                                                            Officer of the Company

Robert C. Mullaley (2)                  69       1984       Private investor and consultant

William D. Rasdal (3)                   62       1984       Chairman of the Board and Chief Executive Officer of
                                                            SymmetriCom, Inc.

Charles P. Waite (3)                    66       1984       General Partner of Greylock Ventures Limited
                                                            Partnership

William H. Younger, Jr. (2)             46       1984       General Partner of Sutter Hill Ventures

- -----------------------------

(1)   As of the Record Date
(2)   Member of the Audit Committee
(3)   Member of the Compensation Committee

         Mr. Husseini, a founder of the Company, has served as its Chairman of the Board, President ad Chief Executive Officer since the Company's organization in 1984. Prior to founding the Company, Mr. Husseini was employed by Granger Associates, Inc. ("Granger"), a telecommunications company, as Vice President from 1982 until 1984. Before joining Granger, Mr. Husseini was employed by Avantek, Inc. ("Avantek"), a manufacturer of integrated circuits and components for wireless communications applications and now a subsidiary of Hewlett-Packard, from 1972 until 1982, most recently as General Manager of the Microwave Transistor Division.

         Mr. Mullaley has served on Celeritek's Board of Directors since the Company's organization in 1984. Since 1982, Mr. Mullaley has worked as a consultant and private investor. From 1976 until 1982, Mr. Mullaley served as Vice President and General Manager of Avantek's Telecommunications Division. Prior to his service with Avantek, Mr. Mullaley spent 24 years with Collins Radio Company (later acquired by Rockwell International Corporation) where he held various management positions including Vice President of Operations, Vice President and Chief Financial Officer and Senior Vice President and Group Executive.

         Mr. Rasdal has served on Celeritek's Board of Directors since the Company's organization in 1984. He is currently Chairman of the Board and Chief Executive Officer of SymmetriCom, Inc. (formerly Silicon General), a position he has held since 1989. Mr. Rasdal joined SymmetriCom in 1985 as President and Chief Executive Officer. Prior to his employment with SymmetriCom, Mr. Rasdal was employed by Granger as President and Chief Operating Officer. Prior to his employment with Granger, Mr. Rasdal served as Vice President and General Manager of Avantek's Microwave Integrated Circuit and Semiconductor Operations.

         Mr. Waite has served on Celeritek's Board of Directors since the Company's organization 1984. He is a General Partner of Greylock Ventures Limited Partnership, a venture capital firm he co-founded in 1965 ("Greylock"). Mr. Waite also serves on the Board of Directors of Teltone Corporation.

         Mr. Younger has served on Celeritek's Board of Directors since the Company's organization in 1984. He is currently a General Partner of Sutter Hill Ventures, a California Limited Partnership and a venture capital firm ("Sutter Hill"), where he has been employed since 1981. Mr. Younger also serves on the Board of Directors of Cor Therapeutics Inc., Forte Software, Inc. and Oasis HealthCare Holding Corp.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

         The five candidates receiving the highest number of affirmative votes of the shares present or represented and entitled to vote for them shall be elected as directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors has an Audit Committee and a Compensation Committee. There is no Nominating Committee or a committee performing the functions of a nominating committee. The Audit Committee monitors the performance of the independent auditors, recommends their engagement or dismissal to the Board of Directors and monitors the Company's internal financial and accounting organization and financial reporting. The Compensation Committee recommends executive compensa tion arrangements for action by the Board as a whole. During the fiscal year ended March 31, 1996 (the "1996 Fiscal Year"), the Audit Committee held one meeting and the Compensation Committee held one meeting.

         During the 1996 Fiscal Year, there were seven meetings of the Board of Directors. Each of the Company's present directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of committees of the Board of Directors on which such person served during the 1996 Fiscal Year.

DIRECTOR COMPENSATION

         Non-employee directors of the Company are paid $1,500 for each Board meeting attended. The Company also reimburses its directors for certain expenses incurred by them in their capacity as directors or in connection with attendance at Board meetings. In addition, each non-employee director of the Company is eligible to participate in the Company's Outside Directors' Stock Option Plan (the "Plan"). Under the terms of the Plan, each non-employee director automatically receives a nonstatutory option to purchase 6,000 shares of the Company's Common Stock, (the "First Option Grant") on the later of the consummation of the Company's initial public offering or the date on which the optionee first becomes a director of the Company. The vesting of the First Option Grant is based on continued service as a director at the rate of 25% of the shares issuable upon exercise of such option per year over a four-year period. Beginning four years after the First Option Grant, each non-employee director shall automatically be granted an option to purchase 1,500 additional shares of Common Stock based on continued service as a director, all of which option shares vest one year after the date of grant. During the 1996 Fiscal Year, and in connection with the consummation of the Company's initial public offering, directors Mullaley, Rasdal, Waite and Younger were each granted an option to purchase 6,000 shares under the Plan at a per share exercise price of $7.50.


                                PROPOSAL NO. TWO

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                 OF THE COMPANY

         Ernst & Young LLP, Certified Public Accountants, have been the independent auditors for the Company since 1993 and, upon recommendation of the Audit Committee, their reappointment as independent auditors for the fiscal year ending March 31, 1997 has been approved by the Board of Directors, subject to ratification by the shareholders.

         The Company has been advised by Ernst & Young LLP that neither it nor any of its members has had any relationship with the Company or any of its affiliates during the past three years other than as independent auditors. The Company has been advised that a representative of Ernst & Young LLP will be present at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

         Although not required to be submitted for shareholder approval, the Board of Directors has conditioned its appointment of its independent auditors upon receiving the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting. In the event the shareholders do not approve the selection of Ernst & Young LLP, the appointment of independent auditors will be reconsidered by the Board of Directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                OTHER INFORMATION

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten percent (10%) shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

         Based solely on its review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than ten percent (10%) shareholders were complied with during the 1996 Fiscal Year.

SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of Common Stock of the Company as of May 31, 1996, by (i) all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, (ii) the Company's Chief Executive Officer, (iii) the four most highly compensated executive officers other than the Chief Executive Officer, (iv) each director and (v) all directors and executive officers as a group. A total of 6,951,415 shares of the Company's Common Stock was outstanding as of May 31, 1996.

                                                                           Shares                       Approximate
                                                                         Beneficially                     Percent
      Name and Address                                                      Owned                          Owned
- ----------------------------                                             ------------                   -----------

William H. Younger(1).....................................                1,117,616                         16.1%
Sutter Hill Ventures
  755 Page Mill Road
  Palo Alto, CA  94304
Charles P. Waite(2).......................................                  817,453                         11.8%
Greylock Ventures Limited Partnership
  One Federal Street
  Boston, MA  02110
Venrock Associates(3).....................................                  481,884                          6.9%
  755 Page Mill Road
  Palo Alto, CA  94304
Mayfield V(4).............................................                  333,399                          4.8%
Tamer Husseini(5).........................................                  286,650                          4.1%
Robert D. Jones(6)........................................                  185,481                          2.7%
Gary J. Policky(7)........................................                  142,430                          2.0%
Robert C. Mullaley(8).....................................                   81,646                          1.2%
Richard G. Finney(9)......................................                   67,171                             *
Margaret E. Smith(10).....................................                   48,199                             *
William D. Rasdal(11).....................................                   39,572                             *
All directors and executive officers
   as a group (9 persons)(12).............................                2,786,218                         39.6%

- -----------------------
*    Less than one percent (1%).

(1) Includes 565,134 shares owned by Sutter Hill. Also includes 23,316 shares beneficially owned or held of record by Mr. William H. Younger, Jr., 22,704 shares of which are held by The Younger Living Trust as to which Mr. Younger shares vesting and disposition power and 506,462 shares held of record by four other individuals or their related family entities. These five individuals are the general partners of a partnership that is the general partner of Sutter Hill and share voting and investment power with respect to the shares owned by Sutter Hill. Mr. Younger disclaims beneficial ownership of shares held by Sutter Hill and individuals and entities associated with Sutter Hill, except as to the shares held of record in his name and his proportionate partnership interest in the shares held of record by Sutter Hill.


(2) Represents 817,453 shares held by Greylock, of which Mr. Waite is a general partner. Mr. Waite may be deemed to share voting and dispositive power with regard to such shares. Mr. Waite disclaims beneficial ownership of such shares except as to those shares in which he has a pecuniary interest.

(3) Includes 149,172 shares owned by Venrock Associates II, L.P. ("Venrock"). There are seven individuals who are general partners of Venrock, none of whom is an officer or director of the Company. The principals of Venrock disclaim beneficial ownership of all shares held by all the foregoing funds except to the extent of their pecuniary interests therein.

(4) There are four individuals who are general partners of the general partner of Mayfield V, none of whom is an officer or director of the Company. The principals of Mayfield V disclaim beneficial ownership of all shares held by all the foregoing funds except to the extent of their pecuniary interests therein.

(5) Includes options to purchase 22,500 shares of Common Stock exercisable within 60 days of May 31, 1996.

(6) Represents 177,981 shares held by The Jones Living Trust as to which Mr. Jones shares voting and dispositive power and options to purchase 7,500 shares of Common Stock exercisable within 60 days of May 31, 1996.

(7) Includes options to purchase 7,500 shares of Common Stock exercisable within 60 days of May 31, 1996.


(8) Includes 81,646 shares held by The Mullaley Family Trust as to which Mr. Mullaley shares voting and dispositive power.


(9) Includes options to purchase 4,584 shares of Common Stock exercisable within 60 days of May 31, 1996.


(10) Includes options to purchase 35,625 shares of Common Stock exercisable within 60 days of May 31, 1996.


(11) Includes 32,072 shares held by The Rasdal Family Trust as to which Mr. Rasdal shares voting and dispositive power.


(12) Includes options to purchase an aggregate of 77,709 shares of Common Stock exercisable within 60 days of May 31, 1996.


                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth compensation earned in the last two fiscal years by (i) the Company's Chief Executive Officer and (ii) the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the 1996 Fiscal Year (together, the "Named Officers").

                                                                                     Long Term
                                                                                   Compensation
                                                    Annual Compensation               Awards
                                                ---------------------------        ------------
                                                                                    Securities           All Other
          Name and                               Salary             Bonus           Underlying         Compensation
     Principal Position            Year            ($)               ($)            Options(#)             ($)(1)
- ----------------------------      ------        --------          ---------        ------------        ------------
Tamer Husseini                     1996          211,106           113,700            30,000               1,881
 President and Chief               1995          187,312            17,606              --                 1,813
 Executive Officer
- -------------------------------------------------------------------------------------------------------------------
Robert D. Jones                    1996          134,716            70,685            10,000               5,499
 Vice President                    1995          131,624            61,956              --                 5,499
- -------------------------------------------------------------------------------------------------------------------
Richard G. Finney                  1996          137,457            25,000            10,000               1,522
 Vice President                    1995          127,888             8,399              --                 1,501
- -------------------------------------------------------------------------------------------------------------------
Gary J. Policky                    1996          147,666            12,000            10,000               1,777
 Vice President                    1995          143,590             6,213              --                 1,713
- -------------------------------------------------------------------------------------------------------------------
Margaret E. Smith                  1996          134,568            25,000            20,000                 622
 Vice President                    1995          102,162             2,633            22,500                 605

- --------------
(1) Represents premiums paid on term life insurance and supplemental accidental, death and dismemberment insurance.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth, as to the Named Officers, certain information relating to stock options granted during the 1996 Fiscal Year.


                                                                                                   Potential Realizable
                                                                                                      Value at Assumed
                                                                                                   Annual Rates of Stock
                                                                                                     Price Appreciation
                                                  Individual Grants                                  for Option Term(4)
                           ----------------------------------------------------------------       ------------------------
                            Number of
                           Securities         % of Total
                           Underlying           Options
                             Options          Granted to       Exercise or
                             Granted         Employees in       Base Price       Expiration
         Name                  (#)          Fiscal Year(1)      ($/Sh)(2)         Date(3)          5% ($)          10% ($)
        ------             ----------       --------------     -----------       ----------       --------        --------

Tamer Husseini               30,000              13.5%            10.00           03/01/06        188,668          478,123

Robert D. Jones              10,000               4.5             10.00           03/01/06         62,889          159,374

Richard G. Finney            10,000               4.5             10.00           03/01/06         62,889          159,374

Gary J. Policky              10,000               4.5             10.00           03/01/06         62,889          159,374

Margaret E. Smith            20,000               9.0             10.00           03/01/06        125,779          318,748


- --------------

(1) The total number of shares subject to options granted to employees during the 1996 Fiscal Year was 221,500.


(2) The exercise price is equal to the closing price of the Company's Common Stock on the date of grant.


(3) Options may terminate before their expiration date if the optionee's status as an employee or consultant is terminated or upon optionee's death.


(4) The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in the 1996 Fiscal Year, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC, and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holders' continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

         The following table provides information with respect to option exercises in the 1996 Fiscal Year by the Named Officers and the value of such officers' unexercised options at the close of business on March 29, 1996 (the last trading day prior to the end of the 1996 Fiscal Year).

                                                                      Number of Securities             Value of Unexercised
                                                                     Underlying Unexercised           In-the-Money Options at
                                 Shares                          Options at Fiscal Year End(#)         Fiscal Year End($)(3)
                              Acquired on         Value          -------------------------------    -----------------------------
        Name                  Exercise(#)     Realized($)(1)     Exercisable(2)    Unexercisable    Exercisable     Unexercisable
- --------------------          -----------     --------------     --------------    -------------    -----------     -------------

Tamer Husseini                  15,000            22,500            22,500(4)         30,000          167,355           13,140

Robert D. Jones                      0               ---            17,500(5)         10,000          145,165            4,380

Richard G. Finney               15,418            39,378             3,959(6)         15,625           29,447           46,219

Gary J. Policky                      0               ---            17,500(7)         10,000          145,165            4,380

Margaret E. Smith                4,500            11,250            38,751(8)         36,250          299,481          129,628

- --------------

(1) Market value of underlying securities based on the closing price of the Company's Common Stock on the date of exercise, minus the exercise price.


(2) Options granted under the Company's 1985 Stock Incentive Program are fully exercisable from their date of grant, whether or not vested. Unvested shares purchased upon exercise of an option are subject to a repurchase option in favor of the Company, which repurchase option lapses over time.

(3) Market value of underlying securities based on the closing price of $10.438 of the Company's Common Stock on March 29, 1996, (the last trading day prior to the end of the Company's 1996 Fiscal Year), minus the exercise price.

(4) Includes 11,718 vested shares and 10,782 unvested shares as of March 31, 1996.


(5) Includes 13,906 vested shares and 3,594 unvested shares as of March 31, 1996.

(6) Includes 1,562 vested shares and 2,397 unvested shares as of March 31, 1996.

(7) Includes 13,906 vested shares and 3,594 unvested shares as of March 31, 1996.

(8) Includes 27,083 vested shares and 11,668 unvested shares as of March 31, 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee, consisting of directors Charles
P. Waite and William D. Rasdal, reviews and approves compensation and benefits for the Company's executive officers, and grants options to executive officers under the Option Plans. No interlocking relationship exists between the Company's Board of Directors or the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                              CERTAIN TRANSACTIONS

         From October 1, 1992 to March 31, 1996, the Company granted incentive stock options in the following amounts exercisable at the following per share prices to the Named Officers pursuant to the Company's option plans: Mr. Husseini, 22,500 shares in February 1994 at $7.00 per share and 30,000 shares in March 1996 at $10.00 per share; Mr. Jones, 7,500 shares in February 1994 at $7.00 per share and 10,000 shares in March 1996 at $10.00 per share; Mr. Finney, 5,001 shares in February 1994 at $7.00 per share, 7,500 shares in March 1995 at $3.00 per share, and 10,000 shares in March 1996 at $10.00 per share; Mr. Policky, 7,500 shares in February 1994 at $7.00 per share and 10,000 shares in March 1996 at $10.00 per share; and Ms. Smith, 47,500 shares between January 1994 and March 1995 at exercise prices of $5.00 and $3.00 per share and 20,000 shares in March 1996 at $10.00 per share.

In March 1995, the Company conducted a stock option repricing program pursuant to which all options theretofore granted with exercise prices greater than $3.00 per share were exchanged for options with exercise prices of $3.00 per share. All such options have ten-year terms and vest over a four-year period.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 13 shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any further filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into any such filing.


                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors determines the compensation of the Company's Chief Executive Officer and its other executive officers. The Committee is composed entirely of outside directors. In addition to determining the salary and bonus compensation for all of the Company's executive officers, the Committee determines the nature and timing of awards and grants under the Company's Stock Option Plans.

         The goals of the compensation program are to align compensation with the Company's performance and objectives and to attract, retain and reward executive officers whose contributions are critical to the long-term success of the Company.

         The primary components of the Company's compensation package are salary, bonuses and stock options.

         Salary

         The level of base salary for executive officers is set based upon their scope of responsibility, level of experience and individual performance. The salary range for each position is reviewed against the Radford Survey (a third party compensation survey) data for high-tech companies with similar sales volumes located on the West Coast. Additionally, the Committee takes into account general business and economic conditions. The Company sets its salary to be competitive with the marketplace. None of the factors considered is assigned a specific weight.

         Bonuses

         The Company's executive bonus plan provides the opportunity for annual cash bonuses based on accomplishment of specific individual performance objectives and Company profit objectives. These objectives are set at the beginning of the fiscal year based on the Company's long-term and short-term objectives, and performance against these objectives is assessed at the end of the year.

         Stock options

         The Committee believes that the granting of stock options is an important method of rewarding and motivating management by aligning management's interests with the Company's shareholders. The Committee also recognizes that a stock incentive program is a necessary element in a competitive compensation package. The program utilizes a vesting schedule to encourage key employees of the Company to continue in the employ of the Company and encourages employees to maintain a long-term prospective. In determining the size of stock option grants, the Committee focuses primarily on the Company's performance and the perceived role of such executive in accomplishing these objectives as well as the satisfaction of individual performance objectives. The Committee also considers the number of outstanding unvested options which the officer holds and the size of previous option awards to that officer. The Committee does not assign specific weights to these items.

         Compensation of the Chief Executive Officer

         Mr. Tamer Husseini has been President, Chief Executive Officer and Chairman of the Board since the founding of the Company in 1984. The Committee used the same compensation policy described above for all executive officers to determine Mr. Husseini's 1996 Fiscal Year compensation. In setting both the cash-based and the equity-based elements of Mr. Husseini's compensation, the committee considered competitive forces, the Company's performance and Mr. Husseini's leadership in achieving the Company's long-term strategic goals. During the 1996 Fiscal Year, Mr. Husseini received a salary of $211,000 and a bonus of $113,700. During the 1996 Fiscal Year, Mr. Husseini was also granted options to purchase 30,000 shares of the Company's Common Stock under the 1994 Stock Option Plan. Given the Company's improved financial performance in the 1996 Fiscal Year, its successful transition to commercial markets and the completion of its initial public offering, the Committee believes Mr. Husseini's 1996 Fiscal Year compensation fairly and sufficiently rewards him for this performance and will serve to retain him as a key employee on whom the Company is dependent for its continued success.

Compensation Committee

William D. Rasdal
Charles P. Waite

                          COMPARATIVE STOCK PERFORMANCE

         The graph below compares the cumulative total shareholders' return on the Company's Common Stock with the total return on the S & P 500 Index and the S & P High Technology - Composite Index over the same period for the months of December 1995 through March 1996 (assuming the investment of $100 in the Company's Common Stock, the S & P 500 Index and the S & P High Technology Composite Index, and reinvestment of all dividends). The Company's Common Stock began trading on the Nasdaq Stock Market on December 20, 1995.


                                PERFORMANCE GRAPH

                                 CELERITEK, INC.
                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                      CELERITEK, INC., S & P 500 INDEX AND
                     S & P HIGH TECHNOLOGY - COMPOSITE INDEX



                TOTAL SHAREHOLDER RETURNS - DIVIDENDS REINVESTED


         FISCAL YEAR: MARCH

                                                 RETURN
                                                12/20/95     RETURN      RETURN     RETURN
COMPANY\INDEX NAME                              12/31/95     1/31/96     2/29/96    3/31/96
===========================================================================================
CELERITEK INC                                     41.67      -15.29       4.17       11.33
S&P 500 INDEX                                      1.65        3.40       0.93        0.96
HIGH TECH COMPOSITE                                0.51        3.16       5.69       -3.09


                                                   INDEXED\CUMULATIVE RETURNS

                                      BASE
                                     PERIOD      RETURN      RETURN      RETURN     RETURN
COMPANY\INDEX NAME                  12/20/95    12/31/95     1/31/96     2/29/96    3/31/96
===========================================================================================
CELERITEK INC                         100        141.67       120.00      125.00     139.16
S&P 500 INDEX                         100        101.65       105.11      106.08     107.10
HIGH TECH COMPOSITE                   100        100.51       103.68      109.58     106.20

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.


                                       THE BOARD OF DIRECTORS






Dated:  July 1, 1996

                                  DETACH HERE


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 CELERITEK, INC.
                       1996 ANNUAL MEETING OF SHAREHOLDERS

                  The undersigned shareholder of Celeritek, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual
P Meeting of Shareholders and Proxy Statement, each dated July 1, 1996, and hereby appoints Tamer Husseini and Margaret E. Smith, and each of
R them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to
O represent the undersigned at the 1996 Annual Meeting of Shareholders of Celeritek, Inc. to be held on August 1, 1996 at 9:00 a.m., at the
X offices of the Company, at 3236 Scott Boulevard, Santa Clara, California 95054 and at any adjournments thereof, and to vote all
Y shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NAMED HEREIN, "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. EITHER OF SUCH ATTORNEYS OR SUBSTITUTES SHALL HAVE AND MAY EXERCISE ALL OF THE POWERS OF SAID ATTORNEYS-IN-FACT HEREUNDER.
                                                                  ------------
              CONTINUED, AND TO BE SIGNED, ON THE REVERSE SIDE     SEE REVERSE
                                                                      SIDE
                                                                  ------------

                                  DETACH HERE

[X] Please mark
    votes as in
    this example

         1. ELECTION OF DIRECTORS:

NOMINEES:   Tamer Husseini, Robert C. Mullaley, William D. Rasdal, Charles P.
            Waite, William H. Younger, Jr.

                           FOR              WITHHELD
                           [ ]                [ ]

         [ ]
         ---------------------------------------------------------------------
         (INSTRUCTION: To withhold authority to vote for any individual nominee, write their name in the space provided above.)

         2. Proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending March 31, 1997.

            [ ]  FOR             [ ]  AGAINST            [ ]  ABSTAIN



and upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

                               (This Proxy should be dated, signed by the share-
                        holder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)


Signature:                  Date:         Signature:                Date:
          ---------------      --------            --------------      -------



                                       -2-